Exhibit 4.1

ADVANCED BIO-OIL TECHNOLOGIES LTD.

SUBSCRIPTION AGREEMENT

TO BE FILLED OUT BY SUBSCRIBER:

Full Name_________________________________________

Address__________________________________________

Home Telephone___________________________________

Business Telephone_________________________________

Fax Number_______________________________________

Email Address______________________________________

Ladies and Gentlemen:

The undersigned hereby tenders this subscription and applies for the purchase of ______________ shares of Common Stock Class A (“Shares”) as fully set forth and described in the Regulation A+ Offering Circular dated _____________, 202_, of ADVANCED BIO-OIL TECHNOLOGIES LTD. (the "CORPORATION" or “company”), a Wyoming corporation, upon the terms and conditions set forth below. The Shares will sometimes be referred to herein as the "Securities." A check payable to ADVANCED BIO-OIL TECHNOLOGIES LTD., in the amount of $__________, or wire transfer or a money order in the same amount, 100% of the total due for such Shares, at a price of $0.50 per Share, is delivered herewith.

The undersigned understands that the CORPORATION may reject any subscription for Shares for any reason (regardless of whether any check relating to such subscription is deposited in a bank or trust account), and that the CORPORATION will promptly return the funds delivered herewith, without interest thereon, in the event this subscription is rejected, without deduction for expenses. By execution below, the undersigned acknowledges that the CORPORATION is relying upon the accuracy and completeness of the representations contained herein in complying with our obligations under applicable securities laws.

1. The undersigned acknowledges and represents as follows:

a. The undersigned has received and carefully reviewed, and is familiar with, the Offering Circular dated as aforesaid and all material incorporated by reference therein or delivered therewith, if any (the "Offering Circular"). In evaluating the suitability of an investment in the Securities, the undersigned has not relied upon any representations or other information (whether oral or written) from Management of the CORPORATION, its officers, directors, or employees or from the CORPORATION other than as set forth in the Offering Circular.

b. The undersigned has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of the prospective purchase of the Securities.

c. The undersigned has obtained, to the extent he/she/it deems necessary, his/her own personal professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of the investment in the Securities in light of his/her/its financial condition and investment needs.

d. The undersigned believes that the investment in the Securities is suitable for him/her based upon his/her/its investment objectives and financial needs, and the undersigned has adequate means of providing for his/her/its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities.

e. The undersigned has obtained copies of any of the documents described in the Offering Circular so desired.

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f. The undersigned recognizes that the CORPORATION has no operating history, and that the Securities as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the company and the risks described under the heading "Risk Factors" in the Offering Circular.

g. The undersigned realizes that (i) the purchase of the Securities should be considered by him/her/it to be a long-term investment, (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because although the Securities have been registered under applicable securities laws pursuant to Regulation A+ of the SEC, there is no guarantee that a public secondary market for the Securities will develop. The undersigned understands that he/she/it may not be able to liquidate his/her/its investment in the Securities in the event of an emergency or pledge any of the Securities as collateral security for loans.

h. The undersigned acknowledges that he/she/it understands the risk that insufficient capital will be raised in this offering or in any other attempt to raise financing to fund the project contemplated hereby, if any, to assist in accomplishing the CORPORATION's goals and projections (if any); and that there is absolutely no assurance that (a) the CORPORATION will complete this offering of its Shares (b) the CORPORATION will be able to secure adequate funding from some other source to complete its proposed projects/business plan ; or (c) that the CORPORATION will be able to operate profitably. Further, the undersigned acknowledges that if the CORPORATION is unable to successfully conclude this offering, or obtain other financing, the CORPORATION (and, therefore, the undersigned) would suffer a substantial loss which may result in the CORPORATION not being able to develop and market the CORPORATION's proposed products.

2. The undersigned represents and warrants that he/she is a bona fide resident of, and is domiciled in, the State or Country of __________________________, and that the Securities are being purchased by him/her/it in his/her/its name solely for his/her/its own beneficial interest and not as nominee for any other person, trust, or organization.

3. The undersigned is informed of the significance to the CORPORATION of the foregoing representations, and such representations are made with the intention that the CORPORATION will rely on the same. The undersigned shall indemnify and hold harmless the CORPORATION's officers, directors, and agents and the CORPORATION itself against any losses, claims, damages, or liabilities to which they, or any of them, may become subject insofar as such losses, claim, damages, or liabilities (or actions in respect thereof) arise from any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the CORPORATION.

4. The undersigned, if other than an individual, makes the following additional representations and warranties:

a. The undersigned was not organized for the specific purpose of acquiring the securities.

b. This Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by the authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

5. Manner in Which Title to the Securities is to be Held. It is understood the Securities will be issued in the name of the undersigned. The CORPORATION will not have or make a record of how title is otherwise to be held (such as “individual ownership,” “joint tenancy” or “tenants in common”).

6. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, (ii) represents that he or she has full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing individual, partnership, trust, estate, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such individual, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to such Subscription Agreement and become a member of the company and (ii) acknowledges that the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

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SIGNATURE PAGE FOR INDIVIDUALS:	Dated: _____________, 202__

__________________________________
Signature

__________________________________
Signature
(all record holders must sign)

__________________________________
Name(s) Typed or Printed

__________________________________
Name(s) Typed or Printed

__________________________________
Address to Which Correspondence
Should be directed

__________________________________
Street or P.O. Box

__________________________________
City, State or Zip Code

__________________________________
Social Security Number

__________________________________
Social Security Number

__________________________________
Telephone Number

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WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE SUBSCRIBER'S CHECK (PAYABLE TO ADVANCED BIO-OIL TECHNOLOGIES LTD.) OR OTHER ACCEPTABLE PAYMENT PER THE ABOVE SHOULD BE DELIVERED TO ADVANCED BIO-OIL TECHNOLOGIES LTD., 999 18TH STREET, SUITE 3000, DENVER, CO 80202.

ACCEPTED: ADVANCED BIO-OIL TECHNOLOGIES LTD.

By_______________________________ Date________________________

CEO or CFO

SIGNATURE PAGE FOR ENTITIES:	Dated: _____________, 202_

_______________________________
Name of Entity

______________________________
*Signature with Title

______________________________
Name(s) Typed or Printed

______________________________
Address to Which Correspondence
Should be directed

_______________________________
Street or P.O. Box

_______________________________
City, State and Zip Code

_______________________________
Tax Identification Number

_______________________________
Telephone Number

*If Securities are being subscribed for by an entity, a document evidencing proper signatory authority must be attached to the Confidential Purchaser Questionnaire.

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE SUBSCRIBER'S CHECK (PAYABLE TO ADVANCED BIO-OIL TECHNOLOGIES LTD.) OR OTHER ACCEPTABLE PAYMENT PER THE ABOVE SHOULD BE DELIVERED TO ADVANCED BIO-OIL TECHNOLOGIES LTD., 999 18TH STREET, SUITE 3000, DENVER, CO 80202.

ACCEPTED: ADVANCED BIO-OIL TECHNOLOGIES LTD.

By_______________________________ Date________________________

CEO or CFO

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